Exhibit 10.13

                        CREDIT AGREEMENT - LINE OF CREDIT

This AGREEMENT made and entered into as of this 1st day of May 1996, by and between ULTRADATA SYSTEMS, INC. a Missouri corporation (hereinafter called "Borrower"), and THE BOATMEN'S NATIONAL BANK OF ST. LOUIS (hereinafter called "Bank").

Witnesseth That:

Whereas, Borrower desires to borrow from Bank, in one or more advances, an aggregate sum not to exceed $2,500,000.00 (hereinafter called the "Credit"); and

Whereas, Bank is willing to lend said sum, or such lesser amount as may be desired by Borrower, to Borrower, subject to the terms and conditions hereinafter set forth;

Now, therefore, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1
                                 TERMS OF CREDIT

 .1 The proceeds of the Credit shall be available to Borrower at such times as Borrower may request, so long as no Event of Default as herein defined shall have occurred. Any unused portion of the Credit shall remain subject to withdrawal until May 1, 1997.

 .2 The Credit shall be evidenced by a note in substantially the form attached hereto and marked Exhibit "B" (hereinafter called the "Note"). The Note shall be payable on May 1, 1997 and shall be on the terms and conditions set forth therein.

 .3 Borrower has the right at any time to prepay the outstanding principal balance of the Note. Any such prepayment shall increase the unused portion of the Credit available for borrowing until maturity of the Note, whether by acceleration or otherwise.

 .4 The credit facility will be used to support outstanding letters of credit and all advances on the line of credit will be available after the outstanding letters of credit have been subtracted from the $2,500,000.00.

2
                        REPRESENTATIONS AND WARRANTIES

Borrower expressly represents and warrants that:

 .1 It is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

 .2 It has corporate power and authority to own its property and to carry on business as now being conducted, and it is duly qualified to do business and is in good standing in every jurisdiction in which its business is conducted or its ownership of property is such as to require such qualification.

 .3 It has full corporate power and authority to execute this Agreement and the Note and any other agreements and documents referred to herein (the "Documents") and that the execution and delivery of the Documents by the officers of Borrower who are executing and delivering the same have been duly and lawfully authorized and that all corporate acts and proceedings necessary or proper in the premises have been duly done, performed and taken, and the Documents constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

 .4 The executuon and delivery of the Documents and the compliance by Borrower with their terms and conditions, will not violate the Articles of Incorporation or by-laws of Borrower.

 .5 The execution and delivery of the Documents and the compliance by Borrower with their terms and conditions will not violate any contract to which Borrower is a party, and will not violate any law, regulation, rule or order of any governmental body or agency.

 .6 It has good title to its property and assets, free and clear of all mortgages , liens and encumbrances.

 .7 It has filed all tax returns required to be filed with the United states or any state or political subdivision therof or other taxing authority to which it is known to be subject, and has paid all taxes, interest and penalties which have or may become due pursuant to said returns or provided adequate reserves for the payment therof.

 .8 There are no suits or administrative proceedings pending or, to the knowledge of Borrower threatened against or affecting Borrowwer which might have a material adverse effect upon the financial condition or business of Borrower.

3
                               AFFIRMATIVE COVENANTS

So long as Bank is obligated to lend hereunder or any part of the Credit remains outstanding, Borrower covenants and agrees that it will:

 .1 Furnish to Bank within 90 days after the close of each fiscal year, audited balance sheets and income statements for each fiscal year, prepared by a certified public accountant satisfactory to Bank.

 .2 Furnish to Bank within 45 days after the close of each fiscal quarter, quarterly financial statements and The Certificate of Covenant Compliance (Exhibit "A") cetified by Borrower's president or Borrower's CPA firm.

 .3 Furnish to Bank other financial and operating information, and permit representatives of Bank to examine its books and records, all as may be reasonably requested by Bank from time to time.

 .4 Maintain a ratio of total debt to tangible net worth (total debt divided by tangible net worth) of not more than 1.0 : 1 determined in accordance with generally accepted accounting principles consistently applied ("GAAP").

 .5 Maintain a tangible net worth of at least $4,000,000 determined in accordance with GAAP.

 .6 Maintain a minimum cash flow coverage ratio of 10:1 (earnings before interest expense and taxes divided by interest expense) determined in accordance with GAAP for at least four fiscal quarters combined.

 .7 Maintain a current ratio (current assets divided by current liabilities) of 1.5:1 determined in accordance with GAAP.

 .8 Pay and discharge when due all taxes and claims which might result in a lien, unless the same is being contested in good faith by Borrower in proper proceedings and for which a sufficient reserve has been established.

 .9 Cause tp be done all things necessary to preserve and keep in full force and effect the corporate existence of Borrower, and comply with and cause to be complied with all laws, ordinances and regulations applicable to Borrower, including ERISA, if Borrower has a pension and/or profit sharing plan.

 .10 Cause Borrower's shareholders to subordinate, pursuant to an agreement in form and content acceptable to Bank, any indebtedness now or hereafter due to them from Borrower, and cause Borrower's to deliver any subordinated notes to Bank and Bank will maintain possession thereof through the term of the Credit.

 .11 The line of credit will maintain a zero balance for a minimum period of 45 consecutive days during the term of this credit.

4
                             NEGATIVE COVENANTS

So long as Bank is obligated to lend hereunder or any part of the Credit remains outstanding, Borrower covenants and agrees that it will not:

 .1 Create or incur any indebtedness except (i) to Bank, (ii) to trade creditors in the ordinary courses of business, or (iii) indebtedness outstanding as the date here of and disclosed in writing to Bank.

 .2 Mortgage, pledge or otherwise encumber or permit any lien to be placed upon or against any assets now owned or hereinafter acquired, except as existing at the date hereof and disclosed in writing to Bank.

 .3 Declare or pay any dividends on its capital stock without Bank acceptance and approval of such action in writing.

 .4 Make any loans or advances to others, or guaranty or otherwise become, directly or indirectly, liable for or upon the obligations of others, other than in the ordinary course of business with customers of Borrower.

5
                              EVENTS OF DEFAULT

Each of the following shall severally be considered an "Event of Default" for purposes of this agreement:

 .1 Failure to pay any installment of principal or interest on the Note issued hereunder when due, whether by acceleration or otherwise.

 .2 If any fact or warranty made in this Agreement or in any other Documents should prove to be untrue in any material respect, as of the date made.

 .3 Default by Borrower in the performance or observance of any other covenant, term or agreement contained in this Agreement or in any other of the Documents.

 .4 Occurrence of any event or condition which constitutes, or upon lapse of time or the giving of notice, or both, would constitute, a default or an event of default under any other agreement or evidence of indebtedness relating to any obligation of Borrower for borrowed money, or failure by Borrower to pay under any obligation for borrowed money to which it is a party or which purports to be binding upon it.

 .5  Occurrence of any of the following:

     (i) Adjudication by a court of competent jurisdiction that Borrower is a bankrupt or insolvent or the appointment of a receiver for Borrower or for all or any part of its respective property;

     (ii) Filing by Borrower or by any of its creditors of a petition under the provision of the Bankruptcy Code as now enacted or hereafter amended;

     (iii) Making by Borrower of a general assignment for the benefit of creditors or an admission in writing by Borrower of inability to pay indebtedness.

 .6 If any judgement against Borrower or any attachment or other levy against any of its property for an amount in excess of $50,000 remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for more than 10 days.

 .7 Any Reportable Event that Bank determines in good faith would constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan shall have occurred and shall continue for 30 days after written notice to such effect shall have been given to Borrower by Bank, or any Plan shall be terminated, or a trustee shallbe appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

 .8 Death of, incompetence of, insolvency of, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency laws by or against, any guarantor or surety hereunder for Borrower or the giving of any notice, or the occurrence of any event, terminating the liability of any such guarantor or surety as to any obligations of Borrower, including obligations not then incurred.

 .9  If the Bank for reasonable cause of any nature deems itself to be insecure.

 .10 Any change or termination in current Cheif Executive Officer position of the corporation. At the time of this agreement, the position is held by Monte Ross.

6
                   RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT

 .1 Upon the occurrence of an Event of Default and at any time thereafter, Bank may declare all of the indebtedness outstanding hereunder immediately due and payable without demand or notice of any kind, the same being hereby expressly waived, and such indebtedness shall thereupon be and become immediately due and payable and the obligation of Bank to make additional advances shall cease.

 .2 No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right hereunder preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Bank hereunder or under any document delivered hereunder or in connection therewith or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

 .3 It is agreed by Borrower that any Event of Default will constitute an event of default under all other agreements and evidences of indebtedness between Borrower and the Bank whether now existing or hereafter executed and whether or not such is an event of default specified therein.

7
                                MISCELLANEOUS

 .1 No modification or waiver of any provision of this Agreement, nor consent to any departure by Borrower herefrom, shall be effective unless the same shall be in writing signed by an authorized officer of Bank, and then only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

 .2 In case any one or more of the provisions contained in this Agreement, the Note, or any other instrument or document delivered hereunder, shall be invalid, illegal or unenforceable im any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

 .3 This Agreement, the Note, and all other Documents shall be deemed contracts under the laws of Missouri and for all purposes shall be construed in accordance with the laws of Missouri. Exercise of any right or remedy in the event of default shall likewise be governed by the laws of Missouri.

 .4 Until written notic to the contrary actually received by either party, any notice required to be sent hereunder shall be sent by certified mail, return receipt requested as follows:

                 To Borrower:
                 Attention:



                 To Bank: THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
                 Attention:
                 7800 Forsythe
                 Clayton, MO 63105

 .5 Statutory Notice. The following notice is given pusuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING RERPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (BANK) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above written.

ULTRADATA SYSTEMS, INC.

By: Monte Ross, President

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

By: